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                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of November 12, 1997, between Access Beyond, Inc., a Delaware corporation with offices at 1300 Quince Orchard Boulevard, Gaithersburg, Maryland (the "Company") and each of the entities listed under "Investors" on the signature page hereto (each an "Investor" and collectively the "Investors"), each with offices at the address listed under such Investor's name on Schedule I hereto.

                              W I T N E S S E T H:

        WHEREAS, pursuant to that certain Preferred Stock Investment Agreement by and between the Company and the Investors (the "Purchase Agreement"), the Company has agreed to sell and issue to the Investors, and the Investors have agreed to purchase from the Company, an aggregate of up to 45,000 shares, Liquidation Preference $1,000 of the Company's 6% Cumulative Convertible Preferred Stock (the "Preferred Shares") at two separate closings and subject to the terms and conditions set forth therein; and

        WHEREAS, the Purchase Agreement contemplates that the Preferred Shares will be convertible into shares (the "Common Shares") of common stock, par value $.01, of the Company ("Common Stock") pursuant to the terms and conditions set forth in the Certificate of Designations for the Preferred Shares (the "Certificate");

        WHEREAS, the Purchase Agreement contemplates that if the Company exercises its option to redeem the Preferred Shares it will issue Warrants to the Investors, which Warrants are themselves exercisable by the Holders for Warrant Shares; and

        WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Purchase Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the Common Shares and Warrant Shares and certain other rights and remedies with respect to the Preferred Shares as set forth in this Agreement;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and the Investors agree as follows:

      1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement or the Certificate. As used in this Agreement, the following terms shall have the following respective meanings:

        "Applicable Closing" shall mean the Initial Closing when referring to the issuance of Preferred Shares by the Company on the Initial Closing Date, the Subsequent Closing when referring to the issuance of Preferred Shares by the Company on the Subsequent Closing Date, and the Warrant Closing when referring to the issuance of Warrants on a Warrant Closing Date, each as the context requires.
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        "Applicable Closing Date" means the Initial Closing Date, the Subsequent
Closing Date and the Warrant Closing Date, each as the context requires.

        "Closing" and "Closing Date" shall have the meanings ascribed to such terms in the Purchase Agreement.

        "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "Holder" and "Holders" shall include an Investor or the Investors, respectively, and any transferee of the Preferred Shares, Warrants, Common Shares, Warrant Shares or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

        "Initial Closing" and "Initial Closing Date" shall have the meanings ascribed to such terms in the Purchase Agreement.

        The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

        "Registrable Securities" shall mean: (i) the Common Shares or other securities issued or issuable to each Holder or its permitted transferee or designee upon conversion of the Preferred Shares; (ii) the Warrant Shares or other securities issued or issuable to each Holder or its permitted transferee or designee upon exercise of the Warrants; (iii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such Common Shares or Warrant Shares; and (iv) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of Registrable Securities.

        "Registration Expenses" shall mean all expenses to be incurred by the Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders) for a review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

      "Registration Statement" shall have the meaning set forth in Section 2(a) herein.

      "Regulation D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

      "Securities Act" or "Act" shall mean the Securities Act of 1933, as amended.



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      "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included within "Registration Expenses".

        "Subsequent Closing" and "Subsequent Closing Date" shall have the meanings ascribed to such terms in the Purchase Agreement.

        "Warrants" shall mean the warrants in form and substance of Exhibit 1.1B to the Purchase Agreement between the Company and the Investors, dated as of the date hereof.

        "Warrant Closing" shall mean an issuance of Warrants by the Company.

        "Warrant Shares" shall mean shares of Common Stock of the Company issuable upon exercise of the Warrants.

        "Warrant Closing Date" shall mean the date of a Warrant Closing

        2. Registration Requirements. The Company shall use its best efforts to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder. Subject to Section 13(m), such best efforts by the Company shall include the following:

              (a) The Company shall, as expeditiously as reasonably possible after the Applicable Closing Date:

                    (i) But in any event within 45 days of the Applicable
              Closing Date, prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities ("Registration Statement"), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares or exercise of the Warrants, inter alia, to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the sum of (A) two times the sum of the number of Common Shares that are then issuable


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              upon conversion of the Preferred Shares then outstanding plus (B)
              the number of Warrant Shares issuable upon exercise of the Warrants then outstanding, in each case without regard to any limitation on the Investor's ability to convert such Preferred Shares. Thereafter the Company shall use its best efforts to cause such Registration Statement and other filings to be declared effective (including by promptly responding to all Commission comments and inquiries and filing requests for acceleration with the Commission as promptly as possible) as soon as possible, and in any event prior to 110 days following the Applicable Closing Date. The Company shall provide Holders reasonable opportunity to review any such Registration Statement or amendment or supplement thereto prior to filing.

                    (ii) Prepare and file with the SEC such amendments and
              supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement and promptly notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                    (iii) Furnish to each Holder such numbers of copies of a
              current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

                    (iv) Use its best efforts to register and qualify the
              securities covered by such Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by each Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (v) Notify each Holder immediately of the happening of any event as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then


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              existing, and use its best efforts to promptly update and/or correct such prospectus.

                    (vi) Notify each Holder immediately of the issuance by the
              Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the threat or initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                    (vii) Permit counsel to each Holder to review the
              Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which such counsel reasonably objects.

                    (viii) Use its best efforts to list the Registrable
              Securities covered by such Registration Statement by the time that the Registration Statement is declared effective with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Shares are traded.

                    (ix) Take all steps necessary to enable Holders to avail
              themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

              (b) Set forth below in this Section 2(b) are (I) events that may arise that the Investors consider will interfere with the full enjoyment of their rights under this Agreement, the Purchase Agreement and the Certificate (the "Interfering Events"), and (II) certain remedies applicable in each of these events.

                    Paragraphs (i) through (iv) of this Section 2(b) describe the Interfering Events, provide a remedy to the Investors if an Interfering Event occurs and provide that the Investors may require that the Company redeem outstanding Preferred Shares at a specified price if certain Interfering Events are not timely cured.

                    Paragraph (v) provides, inter alia, that if cash payments required as the remedy in the case of certain of the Interfering Events are not paid when due, the Company may be required by the Investors to redeem outstanding Preferred Shares at a specified price.

                    Paragraph (vi) provides, inter alia, that the Investors have the right to specific performance.



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                    The preceding paragraphs in this Section 2(b) are meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this
Section 2(b).

                    (i) Delay in Effectiveness of Registration Statement. The
              Company agrees that it shall file a Registration Statement (or an amendment to an already effective Registration Statement) complying with the requirements of this Agreement promptly following each Applicable Closing Date, but in any event within 45 days after each Applicable Closing Date, and shall use its best efforts to cause each such Registration Statement to become effective within 110 days from each Applicable Closing Date. In the event that any such Registration Statement has not been filed within 45 days after the Applicable Closing Date, or has not been declared effective within 110 days from the Applicable Closing Date, then the Company shall pay in cash to each Holder a default payment in an amount equal to two percent (2%) of the Liquidation Preference of the Preferred Shares held by such Holder that should have been registered on such Registration Statement for each 30-day period that such failure continues. If any such Registration Statement has not been declared effective within 210 days after the Applicable Closing Date, then each Holder shall have the right to sell any or all of its Preferred Shares to the Company for consideration (the "Mandatory Purchase Price") equal to the sum of (A) the price in cash at which the Company may optionally redeem Preferred Shares pursuant to Section 4(e) of the Certificate, plus (B) Warrants, in amounts and on terms equivalent to those required to be delivered by the Company in connection with any optional redemption under Section 4(e) of the Certificate. Payment of such cash amount and delivery of Warrants shall be due and payable from the Company to such Holder within 5 Trading Days of demand therefor.

                    (ii) No Listing; Premium Price Redemption for Delisting of Class of Shares.

                          (A) In the event that the Company fails, refuses or
              for any other reason is unable to cause the Registrable Securities covered by any Registration Statement to be listed with the Nasdaq NMS or one of the other Approved Markets at all times during the period ("Listing Period") from the 110th day following the Initial Closing Date until the Mandatory Conversion Date (as defined in the Certificate; provided that such date shall be deferred 1.5 days for each day that there is no


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              Effective Registration) then the Company shall pay in cash to each
              Holder a default payment in an amount equal to two percent (2%) of the Liquidation Preference of the Preferred Shares covered by such Registration Statement and held by such Holder for each 30-day period during the Listing Period from and after such failure, refusal or inability to so list the Registrable Securities until the Registrable Securities are so listed.

                          (B) In the event that shares of Common Stock of the
              Company are not listed on any of the Approved Markets at all times following the Initial Closing Date and remain delisted for 60 consecutive days, then at the option of each Holder and to the extent such Holder so elects, each Holder shall have the right to sell to the Company the Preferred Shares held by such Holder, in whole or in part, for the consideration and on the terms set forth in Section 2(b)(i) above.

                    (iii) Blackout Periods. In the event any Holder's ability to sell Registrable Securities under any Registration Statement is suspended for more than (i) twenty (20) consecutive Trading Days in the aggregate or (ii) thirty (30) Trading Days in any 365 day period beginning with the Initial Closing Date or an anniversary thereof ("Suspension Grace Period"), including without limitation by reason of a suspension of trading of the Common Stock on the Nasdaq NMS (exclusive of a general trading suspension on the Nasdaq NMS lasting no more than two Trading Days), any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, then the Company shall pay in cash to each Holder a default payment in an amount equal to two percent (2%) of the Liquidation Preference for the Preferred Shares held by such Holder for each 30-day period from and after the expiration of the Suspension Grace Period and continuing until the termination or cure of the suspension, stop order or event giving rise to the Suspension Grace Period. At any time after the tenth day following the expiration of the Suspension Grace Period, a Holder shall have the right to sell to the Company its Preferred


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              Shares in whole or in part for the consideration and on the terms set forth in Section 2(b)(i) above.

                    (iv) Conversion Deficiency; Mandatory Purchase Price
              Redemption for Conversion Deficiency. In the event that the Company, after receipt of a Conversion Notice, (x) does not have a sufficient number of Common Shares or Warrant Shares authorized and available to satisfy the Company's obligations to any Holder upon receipt of a Conversion Notice (as defined in the Certificate), (y) is otherwise unable but willing (which shall be limited to the existence of (I) a lack of a sufficient number of authorized and available Common Shares or Warrant Shares, other than authorization deficiencies satisfying the provisions of
              Section 2(b)(iv)(B)(I) below and (II) a force majeure event resulting in the inability of the Company's transfer agent to process the required conversion), or (z) is unwilling to issue such Common Shares or Warrant Shares (including without limitation by reason of the limit described in Section 10 below)(each, a "Conversion Deficiency") in accordance with the terms of the Certificate for any reason, then:

                          (A) The Company shall pay in cash to each Holder a
              default payment in an amount equal to two percent (2%) of the Liquidation Preference for the outstanding Preferred Shares held by such Holder for each 30-day period that the Company fails or refuses to issue Common Shares or Warrant Shares in accordance with the Certificate terms (such amount not being payable in respect of Preferred Shares actually converted into Common Shares); and

                          (B) At any time, as applicable, (I) seventy days (in
              the case of Section (iv)(x) above, provided that the deficiency of authorized Common Shares or Warrant Shares was caused by one or a series of market events occurring within a 7 Trading Day period, the Company previously was in compliance with its covenant to keep a sufficient number of Common Shares and Warrant Shares authorized and available and promptly takes effective action to authorize and make available more Common Shares and Warrant Shares in response to market changes necessitating such action, and provided further that the Company has not used Common Shares and Warrant Shares reserved for the Holders for other purposes), (II) thirty days (in the case of Section (iv)(y) above), or (III) five days (in the case of Section (iv)(z) above) after the commencement of the running of the first 30-day period described above in clause (A) of this paragraph (iv), at the request of any


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              Holder pursuant to a redemption notice, (unless the Company has, within the relevant seventy, thirty or five day period, as applicable, issued the Common Shares or Warrant Shares required by such Conversion Notice) the Company promptly (1) shall purchase from such Holder, for the consideration and on the terms set forth in Section 2(b)(i) above, the outstanding Preferred Shares equal to such Holder's pro rata share of the "Deficiency", as such terms are defined below, if the failure to issue Common Shares results from the lack of a sufficient number thereof and (2) shall purchase all of such Holder's Preferred Shares (or such portion requested by such Holder) for such consideration and on such terms if the failure to issue Common Shares results from any other cause. The "Deficiency" shall be equal to the amount of outstanding Preferred Shares that would not be able to be converted for Common Shares, due to an insufficient number of Common Shares or Warrant Shares available, if all the outstanding Preferred Shares were submitted for conversion at the Conversion Price set forth in the Certificate as of the date such Deficiency is determined.

                    (v)   Liquidated Damages.

                          (A) The Company acknowledges that any failure, refusal
              or inability by the Company described in the foregoing paragraphs
              (i) through (iv) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree that it is appropriate to include in this Agreement the foregoing provisions for default payments and mandatory redemptions in order to compensate the Holders for such damages. The parties acknowledge and agree that the default payments and mandatory redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree (after consultation with counsel) that the form and amount of such default payments are reasonable and will not constitute a penalty.


                          (B) Each default payment provided for in the foregoing
              paragraphs (i) through (iv) shall be in addition to each other default payment; provided, however, that in no event shall the Company be obligated to pay to any Holder default payments in an aggregate amount greater than two percent (2%) of the Liquidation Preference of the Preferred Shares held by such Holder for any 30-day period. All default payments required to be made in connection with the above provisions shall be paid in cash by the tenth (10th) day of each next succeeding calendar month (which payments shall be pro rata on a per diem basis for any period of less than 30 days).


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                          (C) In the event that the Company fails or refuses to
              pay any default payment when due, at any Holder's request and option, the Company shall purchase all (or such portion requested by the Holder) of the Preferred Shares held by such Holder (with default payments accruing through the date of such purchase), within five (5) Trading Days of such request, for the consideration and on the terms set forth in Section 2(b)(i) above, provided that such Holder may revoke such request at any time prior to receipt of such payment of such purchase price. Until such time as the Company purchases such Preferred Shares at the request of such Holder pursuant to the preceding sentence, at any Holder's request and option the Company shall as to such Holder pay such amount by adding and including the amount of such default payment to the Liquidation Preference of a Holder's Preferred Shares.

                    (vi) Cumulative Remedies. The default payments and mandatory purchases provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Certificate, the Purchase Agreement, the Warrants or this Agreement, including without limitation the right to specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder.

                    (vii) Deferral of Mandatory Conversion Date. In the event of a failure of Effective Registration, including without limitation by reason of any of the circumstances described in the foregoing clauses (i) through (iv) above, then the Mandatory Conversion Date shall be deferred by 1.5 days for each day that any of the circumstances in clauses (i), (ii), (iii) (without regard to the applicability of the Suspension Grace Period), or (iv) exist or there is otherwise a lack of Effective Registration.

                    (viii)Remedies for Registrable Securities. In any case in
              which a Holder of Preferred Shares has the right to cause the purchase of its Preferred Shares under this Section 2(b), it shall also have the right to cause the purchase of the Registrable Securities that it owns as follows: in the case of Common Shares issued to such Holder pursuant to conversion of Preferred Shares and Warrant Shares issued to such Holder pursuant to exercise of Warrants, such shares shall be purchased at a price per share ("Common Purchase Price") equal to the closing bid price of a share of Common Stock on the Approved Market on which it is traded as of the time such Common Shares or Warrant Shares were received pursuant to conversion of Preferred Shares or exercise of the Warrants, as the case may be; provided, however, that such Holder may revoke such


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              request at any time prior to receipt of such payment of such redemption price.

                          In the case in which a Holder of Preferred Shares
              would have the right to receive default payments with respect to Preferred Shares under Section 2(b), it shall also have the right to receive default payments with respect to Registrable Securities owned by it in an amount equal to two percent (2%) per 30-day period of the aggregate Common Purchase Price amount of such Registrable Securities.

              (ix) Mandatory Purchase Period. In the event a Holder has the right to cause the Company to purchase Preferred Shares at the Mandatory Purchase Price or Registrable Securities at the Common Purchase Price, the period in which the Holder may exercise its right to cause the Company to so purchase those securities (the "Mandatory Purchase Period") shall terminate 90 days after the Company notifies the Holder in writing of such purchase right (which notice will specify the subsection(s) of Section 2(b) pursuant to which the Holder may cause such purchase); provided that if the Company does not honor the Holder's request that the Company purchase the applicable securities in accordance with the terms of this Agreement, the Holder may revoke its request for such purchase by the Company, whereupon another Mandatory Purchase Period will begin. Nothing in this Section 2(b)(ix) will limit the right of a Holder to revoke any request to the Company seeking repurchase at the Mandatory Purchase Price or at the Common Purchase Price before such repurchase is effected and without beginning a new Mandatory Purchase Period.


              (c) If at any time and from time to time the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans or a registration statement on Form S-4, the Company will:

                    (i) promptly give to each Holder written notice thereof
              (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                    (ii) include in such registration (and any related
              qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within thirty (30) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in
              Section 2(d) below. Such written request may specify all or a part of a Holder's Registrable Securities.

              (d) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2(c). All Holders proposing to distribute their securities through such


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underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of
Section 2(c) or Section 2(d), if the underwriter in good faith determines that marketing factors require a limitation on the number of securities underwritten, the underwriter may (subject to the proportional allocation below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting shall be allocated among all such Holders and other shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder of Registrable Securities or any other shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
              (e) The Company shall make available for inspection by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders' due diligence examination of the Company and review of any Registration Statement, all SEC Documents (as defined in the Purchase Agreement) filed subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

              (f) Subject to Section 2(b) above, the Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission. The Company will use its best efforts to cause such suspension to terminate at the earliest possible date.

              (g) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved shares for purposes of complying herewith within forty-five (45) days of any shareholders meeting authorizing same and shall use its best efforts to cause such Registration Statement to become effective within one hundred and ten (110) days of such shareholders meeting. If the Holders become entitled, pursuant to an event described in clause (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below and use its best efforts to cause such Registration Statement to become effective within 110 days of that date that the need to file the Registration Statement arose. All of the registration rights and remedies under this

Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for default payments contained herein.

        3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

        4. Registration on Form S-3. The Company shall use its best efforts to remain qualified for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act. The Company will use Form S-3 whenever available, and will use another Form only if, and to the extent that, Form S-3 is not available.

        5. Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to keep such registration effective until all the Holders have completed the sales or distribution described in the Registration Statement relating thereto or, if earlier, until such Registerable Securities may be sold under Rule 144(k) (provided that the Company's transfer agent has accepted an instruction from the Company to such effect).

        6.    Indemnification.

              (a) The Company Indemnity. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and intended to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

              (b) Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and intended to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

              (c) Procedure. Each party entitled to indemnification under this
Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

        7. Contribution. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

              In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

              The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question or
(ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        8. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(d)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

        9. Information by Holders. Each Holder shall furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder.

         10. Limit on Stock Issuances. In the event that the Company is unable to issue (i) any Common Shares upon conversion of Preferred Shares or (ii) any Warrant Shares, due to the rules or regulations of any market or exchange regulator for the market or exchange on which the Common Shares or Warrant Shares are then trading, the Company shall, at the request of any Holder promptly following such determination, purchase such Preferred Shares of such Holder which cannot be converted, or Warrant Shares which cannot be issued, at a purchase price equal to the Mandatory Purchase Price.

        11. Replacement Certificates. The certificate(s) representing the Common Shares or Warrant Shares held by any Investor (or then Holder) may be exchanged by such Investor (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Shares or Warrant Shares, as reasonably requested by such Investor (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

        12. Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Investors by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Preferred Shares or Warrants, and all other rights granted to the Investors by the Company hereunder may be transferred or assigned to any transferee or assignee of any Preferred Shares or Warrants; provided in each case that the Company must be given written notice by the such Investor at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement.

         13. Miscellaneous.

              (a) Remedies. The Company and each of the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

              (b) Jurisdiction. THE COMPANY AND EACH OF THE INVESTORS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND EACH OF THE INVESTORS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

              (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

              to the Company:

              Access Beyond, Inc.
              1300 Quince Orchard Boulevard
              Gaithersburg, Maryland
              Facsimile:        (301) 921-9149
              Attention:        Chief Financial Officer

              with copies to:

              Morrison Cohen Singer & Weinstein, LLP
              750 Lexington Avenue
              New York, New York  10022
              Attention:        Stephen I. Budow, Esq.
              Facsimile:        (212) 735-8708

              and:

              Womble Carlyle Sandrige & Rice
              1275 Peachtree Street, N.E., Suite 700
              Atlanta, Georgia 30309-3514

              Attention  G. Donald Johnson, Esq.
              Facsimile:         (404) 888-7490

              to the Investors:

              To each Investor at the address and/or fax number set forth on
              Schedule I of this Agreement.

              with copies to:

              Kleinberg, Kaplan, Wolff & Cohen, P.C.
              551 Fifth Avenue
              New York, New York 10176
              Facsimile:        (212) 986-8866
              Attention:        Stephen M. Schultz, Esq.

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

              (d) Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

              (e) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

              (f) Execution in Counterpart. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

              (g) Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees to deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement or document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, prior to the publication of such announcements.

              (h) Entire Agreement; Amendment and Termination. This Agreement, together with the Purchase Agreement, the Certificate and the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified, amended or terminated except by a written agreement signed by all parties.

              (i) Governing Law. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such state, except to the extent that the law of the State of Delaware regulates the Company's issuance of securities.

              (j) Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

              (k) Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

              (l) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              (m) Timing of Registration. Nothing in this Agreement shall require the Company to register the Common Shares issuable upon conversion of the Preferred Shares issued at the Initial Closing until after the Initial Closing Date, the Common Shares issuable upon conversion of the Preferred Shares issued at the Subsequent Closing until after the Subsequent Closing Date, or the Warrant Shares issuable upon exercise of the Warrants issued at a particular Warrant Closing until after the applicable Warrant Closing Date. Common Shares and Warrant Shares shall not be considered Registrable Securities for purposes of this Agreement until after the Applicable Closing Date on which the Preferred Shares or Warrants convertible into or exercisable for such Common Shares or Warrant Shares has occurred.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                              ACCESS BEYOND, INC.


                              By:  /s/ Ronald A. Howard
                                 _____________________________________
                                    Name:
                                    Title:


                              INVESTORS:

                              ELLIOTT ASSOCIATES, L.P.


                              By:  /s/ Paul E. Singer
                                 _____________________________________
                                                Paul E. Singer,
                                                General Partner


                              WESTGATE INTERNATIONAL, L.P.


                              By:  /s/ Paul E. Singer
                                 _____________________________________
                                                Paul E. Singer
                                                President
                                                Martley International, Inc.
                                                Attorney-in-Fact for
                                                Westgate International, L.P.


                              MONTROSE INVESTMENTS LTD.


                              By:  /s/
                                 _____________________________________
                                      Name:
                                      Title:


                              WESTOVER INVESTMENTS, L.P.

                              By:  /s/
                                 _____________________________________
                                      Name:
                                      Title:

                              STARK INTERNATIONAL, LTD.


                              By:  /s/
                                 _____________________________________
                                      Name:
                                      Title:


                              SHEPHERD INVESTMENTS INTERNATIONAL, LTD.


                              By:  /s/
                                 _____________________________________
                                      Name:
                                      Title:


                              RAMIUS FUND, LTD.

                              By:   AG. RAMIUS PARTNERS, L.L.C.,
                                    Investment Manager

                              By:  /s/ Michael L. Gordon
                                 _____________________________________
                                      Name:     Michael L. Gordon
                                      Title:      Managing Officer


                              [SIGNATURE PAGE TO ACCESS BEYOND, INC.
                              REGISTRATION RIGHTS AGREEMENT]

                              GAM ARBITRAGE INVESTMENTS, INC.

                              By: Angelo Gordon & Co., L.P.,
                                   Investment Manager

                              By:  /s/ Michael L. Gordon
                                 _____________________________________
                                      Name:     Michael L. Gordon
                                      Title:    Chief Operating Officer


                              LEONARDO, L.P.

                              By:   ANGELO, GORDON & CO., L.P.,
                                  General Partner


                              By:  /s/ Michael L. Gordon
                                 _____________________________________
                                      Name:     Michael L. Gordon
                                      Title:    Chief Operating Officer


                              RAPHAEL, L.P.


                              By:  /s/ Michael L. Gordon
                                 _____________________________________
                                      Name:     Michael L. Gordon
                                      Title:    Chief Operating Officer


                              AG SUPER FUND INTERNATIONAL PARTNERS, L.P.

                              By:   ANGELO, GORDON & CO., L.P.,
                                    General Partner


                              By:  /s/ Michael L. Gordon
                                 _____________________________________
                                      Name:     Michael L. Gordon
                                      Title:    Chief Operating Officer

                             [SIGNATURE PAGE TO ACCESS BEYOND, INC. REGISTRATION RIGHTS AGREEMENT]

                                   SCHEDULE I

NAME OF PURCHASER                                   ADDRESS OF PURCHASER
-----------------                                   --------------------
1.  Elliott Associates, L.P.                        712 Fifth Avenue, 36th Floor
                                                    New York, New York 10019
                                                    Attn: Mark Brodsky

2.  Westgate International, L.P.                    c/o Stonington Management Corporation
                                                    712 Fifth Avenue, 36th Floor
                                                    New York, New York 10019
                                                    Attn: Mark Brodsky

3.  Westover Investments, L.P.                      777 Main Street, Suite 2750
                                                    Fort Worth, Texas 76102
                                                    Attn: Mike Reese

4.  Montrose Investments Ltd.                       777 Main Street, Suite 2750
                                                    Forth Worth, Texas 76102
                                                    Attn: Mike Reese

5.  Sheperd Investments International, Ltd.         c/o Staro Asset Management
                                                    1500 W. Market Street
                                                    Suite 200
                                                    Mequon, WI 53092

6.  Stark International                             c/o Staro Asset Management
                                                    1500 W. Market Street
                                                    Suite 200
                                                    Mequon, WI 53092

7.  Ramius Fund, Ltd.                               c/o Angelo, Gordon & Co., L.P.
                                                    245 Park Avenue, 26th Floor
                                                    New York, New York 10167

8.  Raphael, L.P.                                   c/o Angelo, Gordon & Co., L.P.
                                                    245 Park Avenue, 26th Floor
                                                    New York, New York 10167

9.  Leonardo, L.P.                                  c/o Angelo, Gordon & Co., L.P.
                                                    245 Park Avenue, 26th Floor
                                                    New York, New York 10167

10. GAM Arbitrage Investments, Inc.                 c/o Angelo, Gordon & Co., L.P.
                                                    245 Park Avenue, 26th Floor
                                                    New York, New York 10167

11. AG Super Fund International Partners, L.P.      c/o Angelo, Gordon & Co., L.P.
                                                    245 Park Avenue, 26th Floor
                                                    New York, New York 10167